                                                                     Exhibit 2.2


                               AMENDMENT NO. 1 TO

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MARCH 20, 2000

                                  BY AND AMONG

                     CAMERON ASHLEY BUILDING PRODUCTS, INC.,

                               CBP HOLDINGS, INC.

                                       AND

                              CBP ACQUISITION CORP.

                                 AMENDMENT NO. 1
                         TO AGREEMENT AND PLAN OF MERGER

         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of March 20, 2000, is entered into by and among Cameron Ashley Building Products, Inc., a Georgia corporation (the "Company"), CBP Holdings, Inc., a Georgia corporation ("Purchaser"), and CBP Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of Purchaser ("Acquisition Sub"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger dated as of January 17, 2000 and entered into among the Company, the Purchaser and the Acquisition Sub (the "Agreement").

         WHEREAS, Purchaser, Acquisition Sub and the Company desire to amend the Agreement on the terms set forth herein;

         NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser, Acquisition Sub and the Company hereby agree as follows:

                                    SECTION 1

                           AMENDMENT OF THE AGREEMENT

         Section 1.1 Revisions to Section 1.8(a) of the Agreement. Section 1.8(a) of the Agreement is hereby amended in its entirety to read as follows:

               (a) Each issued and outstanding share of Common Stock, no par value, of the Company ("Share") immediately prior to the Effective Time, together with the associated preferred stock purchase rights (the "Rights") issued pursuant to that certain Rights Agreement, dated as of August 19, 1997, as amended (the "Rights Agreement"), by and between the Company and SunTrust Bank, Atlanta, Georgia, as Rights Agent (other than (i) any Shares to be canceled pursuant to Sections 1.8(b) and 1.8(c) and (ii) any Dissenting Shares (as defined in
          Section 2.1 hereof)), shall be canceled and extinguished and be converted into the right to receive $18.25 in cash (the "Merger Consideration"), payable to the holder thereof, without interest thereon, upon the surrender of the certificate formerly representing such Share in the manner provided in Section 2.2 hereof and less any required withholding of Taxes (as hereinafter defined). From and after the Effective Time, all such Shares shall no longer be outstanding and shall be deemed to be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest thereon, upon the surrender of such certificate in accordance with Section 2.2 hereof, or the right, if any, to receive payment from the Surviving Corporation


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          of the "fair value" of such Shares as determined in accordance with
          Article 13 of the GBCC.

         Section 1.2 Revisions to Section 7.1(b) of the Agreement. Section 7.1(b) of the Agreement is hereby amended in its entirety to read as follows:

               (b) by Purchaser or the Company if (i) any court or Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger (including the denial of any consent of a Governmental Entity required for consummation of the Merger) and such order, decree, ruling or other action is or shall have become final and nonappealable or (ii) the Effective Time is not occurring concurrently therewith on or before July 31, 2000 (the "Drop Dead Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or


                                    SECTION 2

                                  MISCELLANEOUS

         Section 2.1 Entire Agreement; Assignment. The Agreement, as amended by this Amendment, (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter thereof (including, without limitation, that certain Confidentiality Agreement, as amended, between the Company and an affiliate of Purchaser) and (b) shall not be assigned by operation of law or otherwise.

         Section 2.2 Validity. If any provision of this Amendment, or the application thereof to any Person or circumstance, is held invalid or unenforceable, the remainder of this Amendment, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Amendment are agreed to be severable.

         Section 2.3 Governing Law. The Agreement, as amended by this Amendment, shall be governed by and construed in all respects in accordance with the laws of the State of Georgia as contracts wholly negotiated, executed and to be performed in the State of Georgia, without regard to the principles of conflicts of law thereof. With respect to the Agreement, as amended by this Amendment, the parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia or the state courts of Fulton County, Georgia in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Amendment. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such court and (b) any claim that any suit, action or proceeding brought in such court has been


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brought in an inconvenient forum. Section 8.5 of the Agreement is hereby amended in its entirety to reflect these revisions.

         Section 2.4 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Amendment.

         Section 2.5 Signatures. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Copies of signatures transmitted via facsimile shall constitute original signatures for all purposes of this Amendment.

         Section 2.6 References to the Agreement. From and after the execution of this Amendment, all references in the Agreement to "this Agreement," "hereof," "herein" and similar terms shall mean or refer to the Agreement, as amended by this Amendment, and all references in other documents to the Agreement shall mean the Agreement, as amended by this Amendment.

         Section 2.7 Amendment. This Amendment shall not be modified, supplemented or terminated in any manner whatsoever, except by an instrument in writing signed on behalf of the parties hereto.

         Section 2.8 Ratification and Confirmation. The Agreement is hereby ratified and confirmed and, except as herein amended, remains in full force and effect.


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         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.


                                       CAMERON ASHLEY BUILDING PRODUCTS, INC.

                                       By:  /s/ RONALD R. ROSS
                                           -----------------------------------
                                       Name:    Ronald R. Ross
                                             ---------------------------------
                                       Title:   Chairman and CEO
                                             ---------------------------------


                                       CBP HOLDINGS, INC.

                                       By:  /s/ BART A. McLEAN
                                           -----------------------------------
                                       Name:    Bart A. Mclean
                                             ---------------------------------
                                       Title:   President
                                              --------------------------------


                                       CBP ACQUISITION CORP.

                                       By:
                                       By:  /s/ BART A. McLEAN
                                           -----------------------------------
                                       Name:    Bart A. Mclean
                                             ---------------------------------
                                       Title:   President
                                              --------------------------------


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